As filed with the Securities and Exchange Commission on May 24, 1999
                                        Registration No. 333-_______


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                     -----------------------------

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                      ---------------------------

                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)

                    35 West Watkins Mill Road
DELAWARE            Gaithersburg, Maryland       55-1555759
(State or other     20878                        (I.R.S. Employer
jurisdiction of     (Address of Principal        Identification
incorporation or    Executive Offices) (Zip      No.)
organization)       Code)

                        1999 Stock Option Plan
                       (Full Title of the Plan)

                       Wayne T. Hockmeyer, Ph.D.
                 Chairman and Chief Executive Officer
                            MedImmune, Inc.
                       35 West Watkins Mill Road
                     Gaithersburg, Maryland  20878
                (Name and address of agent for service)

     Telephone number, including area code, of agent for service:
                             (301) 417-0770

CALCULATION OF REGISTRATION FEE

Title of Each Class of  Amount To    Proposed        Proposed      Amount
Securities To Be        Be           Maximum         Maximum       of
Registered              Registered   Offering Price  Aggregate     Registra
                                     Per Share       Offering      tion Fee
                                                     Price
Common Stock, $.01 par  2,750,000    $57.1875  (1)   $157,265,625  $43,720
value per share                                      (1)

(1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq National Market on May 21, 1999.

                               STATEMENT

This Form S-8 Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by MedImmune, Inc., a Delaware corporation (the "Company"), in order to register 2,750,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of options granted or to be granted under the Company's 1999 Stock Option Plan (the "Plan").

PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not filed as part of this Registration  Statement  pursuant to Note to
          Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not filed as part of this Registration  Statement  pursuant to Note to
          Part I of Form S-8.

                                     PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission are hereby incorporated by reference:

     a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     c) The Registrant's Current Reports on Form 8-K filed on February 1, 1999, February 26, 1999, May 21, 1999 (three reports) and May 25, (two reports); and

     d) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form 8-A dated April 4, 1991 pursuant to
          Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including all amendments or reports filed with the Commission for the purpose of updating such description.

     All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     The Company provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under Securities Act of 1933, as amended.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article EIGHTH of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following documents are filed as Exhibits hereto:

Exhibit                                              Sequentially Number
Number     Description                                     Page No.

4.1        1999 Stock Option Plan                           Page 10

5.1 Opinion and Consent of Dewey Ballantine LLP with respect to the legality of the
            securities being registered                     Page 22

23.1       Consent of Dewey Ballantine LLP
           (contained in their opinion filed herewith
           as Exhibit 5.1)                                     --

23.2       Consent PricewaterhouseCoopers L.L.P.            Page 23

24.1 Power of Attorney of directors and certain officers of the Company (included in Signature
           Page)                                               --

Item 9. Undertakings.

a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the egistration statement;


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 24th day of May, 1999.

MEDIMMUNE, INC.

By: /s/ Wayne T. Hockmeyer, Ph.D.
Wayne T. Hockmeyer, Ph.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitute and appoint Wayne T. Hockmeyer and David M. Mott, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement, and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Capacity                            Date

/s/Wayne T. Hockmeyer, Ph.D  Chairman, Chief Executive Officer
Wayne T. Hockmeyer, Ph.D.    and Director Principal Executive    May 24, 1999
                             Officer)
/s/  David M. Mott
David M. Mott                Vice Chairman and Chief Financial
                              Officer and Director
                             (Principal Financial and            May 24, 1999
                             Accounting Officer)

/s/Melvin D. Booth           President and Chief Operating       May 24, 1999
Melvin D. Booth              Officer and Director

/s/Franklin H. Top,Jr., M.D  Executive Vice President, Medical
Franklin H. Top, Jr., M.D.   Director and Director               May 24, 1999

/s/M. James Barrett, Ph.D.   Director
M. James Barrett, Ph.D.                                          May 24, 1999

/s/James H. Cavanaugh, Ph.D. Director
James H. Cavanaugh, Ph.D.

/s/Lawrence C. Hoff          Director                            May 24, 1999
Lawrence C. Hoff

/s/Gordon S. Macklin         Director                            May 24, 1999
Gordon S. Macklin

/s/Barbara Hackman Franklin  Director                            May 24, 1999
Barbara Hackman Franklin

                         MEDIMMUNE, INC.

                        -----------------

                            EXHIBITS

                               for

                     REGISTRATION STATEMENT

                               ON

                            FORM S-8

                        -----------------



                           Exhibit 4.1

                         MEDIMMUNE, INC.

                     1999 Stock Option Plan
Table of Contents                                            Page

Article I. PURPOSE                                            12
Article II. DEFINITIONS                                       12
Article III.ELIGIBILITY                                       13
Article IV. ADMINISTRATION                                    14
     Section 4.1 Committee Members                            14
     Section 4.2 Committee Authority                          14
     Section 4.3 Delegation of Authority                      14
     Section 4.4 Grants to Non-Employee Members of the Board  14
Article V. SHARES OF STOCK SUBJECT TO PLAN                    14
     Section 5.1 Number of Shares                             14
     Section 5.2 Adjustments                                  15
Article VI. OPTIONS                                           15
     Section 6.1 Grant of Option                              15
     Section 6.2 Maximum Limit                                16
     Section 6.3 Option Price                                 16
     Section 6.4 Vesting; Term of Option                      16
     Section 6.5 Option Exercise; Withholding                 16
     Section 6.6 Limited Transferability of Option            16
     Section 6.7 Cancellation, Substitution and Amendment of
                 Options                                      17
Article VII.ADDITIONAL RULES FOR ISOs                         17
     Section 7.1 Annual Limits                                17
     Section 7.2 Termination of Employment                    17
     Section 7.3 Other Terms and Conditions;
             Nontransferability                               17
     Section 7.4 Disqualifying Dispositions                   18
Article VIII. TERMINATION OF SERVICE                          18
     Section 8.1 Death                                        18
     Section 8.2 Disability                                   18
     Section 8.3 Termination for Cause                        19
     Section 8.4 Other Termination of Service                 19
Article IX. STOCK CERTIFICATES                                19
     Section 9.1 Issuance of Certificates                     19
     Section 9.2 Conditions                                   19
     Section 9.3 Legends                                      20
Article X. EFFECTIVE DATE, TERMINATION AND AMENDMENT          20
     Section 10.1 Effective Date; Stockholder Approval        20
     Section 10.2 Termination                                 20
     Section 10.3 Amendment                                   20
Article XI.  MISCELLANEOUS                                    20
     Section 11.1 Employment or Other Service                 20
     Section 11.2 Rights as Stockholder                       20
     Section 11.3 Other Compensation and Benefit Plans        21
     Section 11.4 Plan Binding on Successors                  21
     Section 11.6 Severability                                21
     Section 11.7 Governing Law                               21

                         MEDIMMUNE, INC.

                     1999 Stock Option Plan
                            ARTICLE I
                             PURPOSE

     This MedImmune, Inc. 1999 Stock Option Plan is intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel of the Company upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire a proprietary interest in the Company by ownership of its stock. Options granted under the Plan may either be "incentive stock options" intended to qualify as such under the Internal Revenue Code, or "nonqualified stock options," which are not intended to so qualify.

                           ARTICLE II
                           DEFINITIONS
     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" means the Company's Common Stock, par value $.01 per share.

     (d) "Committee" means the Compensation and Stock Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time.

     (e)  "Company" means MedImmune, Inc., a Delaware corporation.

     (f) "Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.

     (g) "Eligible Person" means any person who is an employee, officer, member of the Board, consultant or advisor of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, member of the Board, consultant or advisor of the Company or any Subsidiary.

     (h) "Employee" means any person who is an employee of the Company or any Subsidiary; provided, however, that with respect to Incentive Stock Options, "Employee" means any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation
          Section 1.421-7(h).

     (i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Fair Market Value" of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the Nasdaq Stock Market, Inc. on the trading day immediately preceding the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the Nasdaq Stock Market, Inc. on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

     (k) "Incentive Stock Option" means a stock option granted under the Plan that is intended to meet the requirements of section 422 of the Code and the regulations promulgated thereunder.

     (l) "Nonqualified Stock Option" means a stock option granted under the Plan that is not an Incentive Stock Option.

     (m) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

     (n) "Optionee" means an Eligible Person to whom an Option has been granted, which Option has not expired, under the Plan.

     (o) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with
          Section 6.3 hereof.

     (p)  "Plan" means this MedImmune, Inc. 1999 Stock Option
          Plan.

     (q) "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.

     (r) "Subsidiary" means a subsidiary corporation of the Company, within the meaning of section 424(f) of the Code.


                           ARTICLE III
                           ELIGIBILITY

     All Eligible Persons are eligible to receive a grant of an Option under the Plan. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted an Option.

                           ARTICLE IV
                         ADMINISTRATION

          Section 4.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two persons selected by the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and of an "outside director" under section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan.

          Section 4.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the Eligible Persons to whom an Option shall be granted, the time or times at which an Option shall be granted, the number of shares of Common Stock subject to each Option, the Option Price of the shares subject to each Option and the time or times when each Option shall become exercisable and the duration of the exercise period. Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.
          Section 4.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Options awarded under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Options awarded to any Optionee who the Committee determines may be subject to Rule 16b-3 under the Exchange Act or section 162(m) of the Code.

          Section 4.4 Grants to Non-Employee Members of the Board. Awards of Options to non-employee members of the Board under the Plan shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

                            ARTICLE V
                 SHARES OF STOCK SUBJECT TO PLAN

          Section 5.1 Number of Shares. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued and sold hereunder shall be 2,750,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding options. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate or expire for any reason without being wholly exercised, the number of shares to which such Option termination or expiration relates shall again be available for grant hereunder.

          Section  5.2  Adjustments.  In the event  that the number of shares of
Common Stock of the Company shall be increased or decreased through reclassification, combination of shares, stock split or the payment of a stock dividend, or otherwise, then (i) the number of shares of Common Stock currently subject to Options and the Option Prices of such Options, (ii) the maximum aggregate number and kind of shares of Common Stock that may be issued and sold under the Plan, and (iii) the maximum number of shares that may be subject to Options granted to any Optionee during any one calendar year, shall be proportionately adjusted to reflect such increase or decrease.

          In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of merger, consolidation or otherwise, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment to (i) the number and kind of shares of Common Stock currently subject to Options and the Option Prices or terms of such Options, (ii) the maximum aggregate number and kind of shares of Common Stock that may be issued and sold under the Plan, and (iii) the maximum number of shares of Common Stock that may be subject to Options granted to any Optionee during any one calendar year, such adjustments shall be made in the manner that the Committee shall deem to be equitable and appropriate. In no event may any such change be made to an Incentive Stock Option which would constitute a "modification" within the meaning of section 424(h)(3) of the Code without the consent of any affected Optionee. In the event of any merger, consolidation, reorganization or similar corporate event in which shares of the Common Stock are to be exchanged for payment of cash (the "Cash Consideration"), the Committee may, in its discretion, (i) make equitable adjustments as provided above, or (ii) cancel any outstanding Option in exchange for payment in cash, if any, equal to the excess of the Cash Consideration for the shares underlying such Option over the Option Price for such shares.

                           ARTICLE VI
                             OPTIONS

          Section 6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Employees of the Company. The Company and the Optionee shall execute a Stock Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.
          Section 6.2 Maximum Limit. Notwithstanding anything elsewhere in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options granted to any Optionee during any one calendar year shall be 1,000,000 shares, subject to adjustment as provided in Section 5.2 hereof.

          Section 6.3 Option Price. The Option Price shall be determined by the Committee; provided, however, that the Option Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

          Section 6.4 Vesting; Term of Option. An Option shall vest and become exercisable in the manner and subject to such conditions provided by the Committee and set forth in the Stock Option Agreement. The Committee, in its sole discretion, may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be determined by the Committee, subject to a maximum term of ten years from the Date of Grant and such other limitations as may apply upon the termination of an Optionee's employment or other service or as otherwise specified by the Committee in the Stock Option Agreement.

          Section 6.5 Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in a Stock Option Agreement, an Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in Common Stock that has been held by the Optionee for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares determined on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Optionee has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by a combination of the methods described above, or (v) by such other method as may be approved by the Committee and set forth in the Stock Option Agreement. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company the full amount of all federal and state withholding and other employment taxes required to be withheld in connection with such exercise, in any manner consistent with the foregoing that is approved by the Committee and set forth in the Stock Option Agreement.

          Section 6.6 Limited Transferability of Option. All Options shall be nontransferable except (i) upon the Optionee's death, by the Optionee's will or the laws of descent and distribution or (ii) in the case Nonqualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. A Stock Option Agreement for a Nonqualified Stock Option may provide that the Optionee shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Optionee's family member (as defined in the Stock Option Agreement in a manner consistent with the requirements for the Form S-8 registration statement, if applicable). Any such transfer shall be subject to the condition that it is made by the Optionee for estate planning, tax planning or donative purposes, and no consideration (other than nominal consideration) is received by the Optionee therefor. The transfer of a Nonqualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Optionee at the time of the transfer. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

          Section 6.7 Cancellation, Substitution and Amendment of Options. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option Price which may be the same as or different than the Option Price of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options; provided, however, that the Committee shall not, without the approval of the Company's stockholders, cause the cancellation, substitution or amendment of Options that would have the effect of reducing the exercise price of Options previously granted under the Plan, other than as permitted by Section 5.2 hereof.

                           ARTICLE VII
                    ADDITIONAL RULES FOR ISO

          Section 7.1 Annual Limits. No Incentive Stock Option shall be granted to an Optionee as a result of which the aggregate Fair Market Value (determined as of the date of grant) of the stock with respect to which "incentive stock options" are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company, any Subsidiary, or any parent corporation, would exceed the maximum amount permitted under section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

          Section 7.2 Termination of Employment. An Incentive Stock Option may provide that such Option may be exercised not later than three months following termination of employment of the Optionee with the Company and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be consistent with the requirements of section 422 of the Code and Treasury Regulations thereunder.

          Section 7.3 Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Company as determined under sections 422(b)(6) and 424(d) of the Code. A Stock Option Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of an Optionee only by such Optionee.

          Section 7.4 Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

                          ARTICLE VIII
                     TERMINATION OF SERVICE

          Section 8.1 Death. Unless otherwise provided by the Committee and set forth in the Stock Option Agreement, if an Optionee shall die at any time after the Date of Grant and while he is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6.6 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to the term of the Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised. The Committee may determine at or after grant to make any portion of the Optionee's Option that is not exercisable at the date of death immediately vested and exercisable.

          Section 8.2 Disability. Unless otherwise provided by the Committee and set forth in the Stock Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated as a result of permanent and total disability (within the meaning of section 22(e)(3) of the
Code) at any time after the Date of Grant and while the Optionee is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after the date of his disability (subject to the term of the Option), to exercise an Option to the extent that it was exercisable at the date of such termination of employment or other service and shall not have been exercised. The Committee may determine at or after grant to make any portion of the Optionee's Option that is not exercisable at the date of termination of employment or other service due to disability immediately vested and exercisable.

          Section 8.3 Termination for Cause. Unless otherwise provided by the Committee and set forth in the Stock Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for cause, the Optionee's right to exercise any unexercised portion of an Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Section 8.3, termination for "cause" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company or any Subsidiary, significant activities harmful to the reputation of the Company or any Subsidiary, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary. Notwithstanding the foregoing, in the event an Optionee is party to an employment (or similar) agreement with the Company or any Subsidiary that defines the term "cause," such definition shall apply for purpose of the Plan. The Committee shall have the power to determine whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

          Section 8.4 Other Termination of Service. Unless otherwise provided by the Committee and set forth in the Stock Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for cause, the Optionee shall have the right, during the period ending three months after such termination (subject to the term of the Option), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been exercised. For purposes of this Section 8.4, an Optionee shall not be considered to have terminated employment or other service with the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of 90 days (or such greater period during which the Optionee is guaranteed reemployment either by statute or contract).

                           ARTICLE IX
                       STOCK CERTIFICATES

          Section 9.1 Issuance of Certificates. Subject to Section 9.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the
Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is a Nonqualified Stock Option.

          Section 9.2 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

     (i) the completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable;

     (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

     (iii) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

     (iv) satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and if required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

          Section 9.3 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

                            ARTICLE X
            EFFECTIVE DATE, TERMINATION AND AMENDMENT

          Section 10.1 Effective Date; Stockholder Approval. The Plan shall become effective on the date of its approval by the stockholders of the Company, which approval shall be obtained within 12 months after the adoption of the Plan by the Board.

          Section 10.2 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.
          Section 10.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with sections 422 or 162(m) of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

                           ARTICLE XI
                          MISCELLANEOUS

          Section 11.1 Employment or Other Service. Nothing in the Plan, in the grant of any Option or in any Stock Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise provides services to the Company or any Subsidiary. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in a Stock Option Agreement, no Option shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any Subsidiary), so long as such Optionee continues to be an Eligible Person.

          Section 11.2 Rights as Stockholder. An Optionee or the permitted transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Stock Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

          Section 11.3 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or the Committee or provided by the terms of such plan.

          Section 11.4 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

          Section 11.5 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

          Section 11.6 Severability. If any provision of the Plan or any Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

          Section 11.7 Governing Law. The validity and construction of this Plan and of the Stock Option Agreements shall be governed by the laws of the State of Delaware.